Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated November 17, 2020, relating to the balance sheet of Jaws Spitfire Acquisition Corporation as of September 14, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 11, 2020 (inception) through September 14, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-250151.

/s/ WithumSmith+Brown, PC

New York, New York
December 2, 2020